UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28579	75-2233445
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		No.)

20 Bushes Lane	07407
Elmwood Park, New Jersey	(Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (201) 791-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 30, 2009 (the “Effective Date”), we entered into employment agreements with Rich B. Berliner, our Chief Executive Officer & President, Michael S. Guerriero, our Chief Operating Officer, Nicholas Day, our General Counsel and Secretary, and Robert Bradley, our Vice President of BCI East.  The following summarizes the material terms of each employment agreement:

Rich B. Berliner

•	The term of the employment agreement begins on the Effective Date and continues until June 30, 2011;

•	Mr. Berliner will receive an annual base salary of $360,000, which is the same salary he has received for the past two fiscal years;

•
Mr. Berliner is entitled to participate in all of our compensation and employee benefit plans.  Mr. Berliner is eligible to earn a cash and/or equity bonus at the end of each fiscal year based on performance criteria set by the Compensation Committee of our Board of Directors.  For the fiscal year ending June 30, 2010, Mr. Berliner’s cash bonus compensation will be based on the following factors:

o	If the Company’s EBITDA for the fiscal year is less than $3.5 million, Mr. Berliner receives no bonus;

o	If the Company’s EBITDA is between $3.5 million and $4.5 million for the fiscal year, Mr. Berliner receives a bonus amount equal to three percent (3%) of the Company’s EBITDA; and

o	If the Company’s EBITDA is more than $4.5 million for the fiscal year, Mr. Berliner receives a bonus amount equal to four percent (4%) of the Company’s EBITDA.

•
Mr. Berliner may be entitled to receive certain payments upon termination of his employment or a change of control of the Company.  If Mr. Berliner’s employment is terminated without “Cause” (as defined in the employment agreement), if he resigns for “Good Reason” (as defined in the employment agreement) or if he is terminated in connection with a Change of Control (as defined in the employment agreement) he will be entitled to an amount equal to his base salary then in effect for the remainder of the employment term (which ends June 30, 2011) or for twelve (12) months, whichever is longer.  Payments made in connection with his termination of employment are subject to his delivery to us of a general release of claims.

Michael S. Guerriero

•	The term of the employment agreement begins on the Effective Date and continues until June 30, 2011;

•	Mr. Guerriero will receive an annual base salary of $225,000, which is the same salary he has received for the past two fiscal years;

•
Mr. Guerriero is entitled to participate in all of our compensation and employee benefit plans.  Mr. Guerriero is eligible to earn a cash and/or equity bonus at the end of each fiscal year based on performance criteria set by the Compensation Committee of our Board of Directors.  For the fiscal year ending June 30, 2010, Mr. Guerriero’s cash bonus compensation will be based on the following factors:

o	The financial performance of the Company, measured by the Company’s revenue, gross margin and EBITDA for the fiscal year; and

o	Mr. Guerriero’s personal performance, measured by the financial performance of the Company’s branch offices, customer satisfaction, and executive management and development.

o
In addition, Mr. Guerriero has the opportunity to earn stock options as part of his fiscal 2010 bonus program at the rate of 20,000 stock options for each $1.0 million in EBITDA achieved by the Company, with no stock options awarded unless the Company achieves $3.5 million in EBITDA for the fiscal year.

•
Mr. Guerriero may be entitled to receive certain payments upon termination of his employment or a change of control of the Company.  If Mr. Guerriero’s employment is terminated without “Cause” (as defined in the employment agreement), if he resigns for “Good Reason” (as defined in the employment agreement) or if he is terminated in connection with a Change of Control (as defined in the employment agreement) he will be entitled to an amount equal to his base salary then in effect for the remainder of the employment term (which ends June 30, 2011) or for twelve (12) months, whichever is longer.  Payments made in connection with his termination of employment are subject to his delivery to us of a general release of claims.

Nicholas Day

•	The term of the employment agreement begins on the Effective Date and continues until June 30, 2011;

•	Mr. Day will receive an annual base salary of $225,000 which is the same salary he has received for the past two fiscal years;

•
Mr. Day is entitled to participate in all compensation and employee benefit plans. Mr. Day is eligible to earn a cash and/or bonus at the end of each fiscal year based on performance criteria set by the Compensation Committee of our Board of Directors. For the fiscal year ending June 30, 2010, Mr. Day’s cash bonus compensation will be based on the following factors:

o	50% will be based on the Company achieving no less than $3.5 million in EBITDA for the fiscal year;

o	50% will be based upon Mr. Day’s personal performance, as determined by our Chief Executive Officer and Compensation Committee according to criteria to be established in consultation with Mr. Day; and

If the above referenced EBITDA target is achieved, and if Mr. Day’s personal performance merits it, the Company expects that Mr. Day will receive a cash bonus of no less than thirty percent (30%) of his base salary paid during the year.

•
Mr. Day may be entitled to receive certain payments upon termination of his employment or a change of control of the Company. If Mr. Day’s employment is terminated without “Cause” (as defined in the employment agreement), if he resigns for “Good Reason” (as defined in the employment agreement) or if he is terminated in connection with a “Change of Control” (as defined in the employment agreement) he will be entitled to an amount equal to his base salary then in effect for the remainder of the employment term (which ends June 30, 2011) or for twelve (12) months, whichever is longer. Payments made in connection with his termination of employment are generally subject to his delivery to us of a general release of claims.

Robert Bradley

•	The term of the employment agreement begins on the Effective Date and continues until June 30, 2011;

•	Mr. Bradley will receive an annual base salary of $175,000;

•
Mr. Bradley is entitled to participate in all of our compensation and employee benefit plans.  Mr. Bradley is eligible to earn a cash and/or equity bonus at the end of each fiscal year based on performance criteria set by the Compensation Committee of our Board of Directors.  For the fiscal year ending June 30, 2010, Mr. Bradley’s cash bonus compensation will be based on the following factors:

o	The financial performance of the Company, measured by the Company’s revenue, gross margin and EBITDA for the fiscal year; and

o	Mr. Bradley’s personal performance, measured by the financial performance of the Company’s branch offices, customer satisfaction, executive management and development and other factors.

o	In addition, Mr. Bradley has the opportunity to earn up to 80,000 stock options as part of his fiscal 2010 bonus program based on Company and personal performance.

•
Mr. Bradley may be entitled to receive certain payments upon termination of his employment or a change of control of the Company.  If Mr. Bradley’s employment is terminated without “Cause” (as defined in the employment agreement), if he resigns for “Good Reason” (as defined in the employment agreement) or if he is terminated in connection with a Change of Control (as defined in the employment agreement) he will be entitled to an amount equal to his base salary then in effect for the remainder of the employment term (which ends June 30, 2011) or for twelve (12) months, whichever is longer.  Payments made in connection with his termination of employment are subject to his delivery to us of a general release of claims.

The foregoing description of the employment agreements for Messrs. Berliner, Guerriero, Day and Bradley do not purport to be a complete statement of our Company’s or each of their rights under their respective employment agreement and is qualified in its entirety by reference to the full text of each employment agreement, all of which are filed as exhibits hereto.

Item 8.01           Other Events

As we have previously disclosed, on February 4, 2009, we closed the exchange transaction contemplated by an Agreement and Plan of Reorganization between Berliner Communications, Inc. and Old Berliner, Inc. (the “Plan”).  Pursuant to the Plan, BCI issued to Old Berliner 13,104,664 shares of its Common Stock (“BCI Common Stock”) in exchange for substantially all of Old Berliner’s assets, which consisted primarily of 13,104,664 previously issued shares of BCI Common Stock.  The Plan provided that after receipt of these shares of BCI Common Stock, Old Berliner would liquidate and distribute its assets, including the BCI Common Stock, to its shareholders.

We have been advised by Old Berliner as follows:

On February 13, 2009, Critical Capital Growth Fund, L.P. (“Critical”), a shareholder of Old Berliner, sued Old Berliner alleging that, in connection with the exercise of certain warrants to purchase shares of common stock of Old Berliner, Critical did not receive the correct number of shares to which it was entitled.  Critical claims that it was entitled to receive a significant additional number of shares in connection with the exercise of that warrant, rather than the 330,882 shares it received, and seeks to have Old Berliner issue to it these additional  shares, or in the alternative pay to it substantial monetary  damages (the “Claim”).

In connection with its dissolution, Old Berliner is required by Delaware law to set aside a sufficient amount of assets to satisfy the claim should Critical prevail.  Therefore, in order to satisfy the provision of the Plan of Reorganization that Old Berliner promptly liquidate and distribute its assets, Old Berliner  dissolved in accordance with Delaware law and distributed all of its assets and liabilities (including all contingent liabilities arising in connection with the Claim) to a liquidating trust, called the Old Berliner Liquidating Trust (the “Trust”).  The beneficiaries of the Trust are the former shareholders of Old Berliner. Each beneficiary’s  percentage interest in the Trust is identical to the percentage interest that such beneficiary had in Old Berliner prior to its dissolution. Rich B. Berliner, our President and CEO, is a beneficiary of the Trust and his interests amount to approximately 57% of the total beneficial interests in the Trust.

Mr. Nicholas Day, General Counsel of the Company and the former Secretary of Old Berliner, is the trustee of the Trust (the “Trustee”).  The Trustee has the sole power to vote and to sell or dispose of the shares of our Common Stock owned by the Trust.  The Trustee, in his sole discretion, may make one or more partial distributions of the trust assets to the beneficiaries as long as the assets remaining in the Trust after such distributions are sufficient to satisfy Critical should it prevail on the Claim.  After a final resolution of the Claim, the Trustee will promptly distribute the remaining assets in the Trust, including, the BCI Common Stock held by the Trust, to the beneficiaries pro-rata based on the number of Units held (including any additional Units issued to Critical upon resolution of the Claim).

Item 9.01           Financial Statements and Exhibits.

(d)        Exhibits

10.1	Employment Agreement, dated June 30, 2009, by and between Berliner Communications, Inc. and Rich B. Berliner.

10.2	Employment Agreement, dated June 30, 2009, by and between Berliner Communications, Inc. and Michael S. Guerriero.

10.3	Employment Agreement, dated June 30, 2009, by and between Berliner Communications, Inc. and Nicholas Day.

10.4	Employment Agreement, dated June 30, 2009, by and between Berliner Communications, Inc. and Robert Bradley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: June 30, 2009	By:	/s/ Rich Berliner
Name: Rich B. Berliner
Title: Chief Executive Officer